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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of DepoMed, Inc. for the registration of 2,908,922 shares of its common stock and 1,672,630 shares of its common stock issuable upon exercise of warrants and to the incorporation by reference therein of our report dated February 23, 2001, except for Note 10 as to which the date is March 29, 2001, with respect to the financial statements of DepoMed, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
August 3, 2001

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  Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS